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                                                                     Exhibit 2.7



                 AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

                  THIS AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is dated as of November 7, 2005, by and among FreeSeas Inc. (formerly Adventure Holdings, S.A.), a corporation organized under the laws of the Republic of the Marshall Islands ("FREESEAS"), Alastor Investments S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("ALASTOR"), The Mida's Touch S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("MIDA'S TOUCH"), N.Y. Holdings S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("N.Y. HOLDINGS"), George D. Gourdomichalis ("G. GOURDOMICHALIS"), Stathis D. Gourdomichalis ("S. GOURDOMICHALIS") and Ion G. Varouxakis ("VAROUXAKIS"), and Trinity Partners Acquisition Company Inc., a corporation organized under the laws of the State of Delaware ("TRINITY").

                              W I T N E S S E T H:

                  WHEREAS, Trinity, FreeSeas, V Capital S.A., a corporation organized under the laws of the Republic of the Marshall Islands, ("V CAPITAL"), G Bros S.A., a corporation organized under the laws of the Republic of the Marshall Islands, ("G BROS"), G. Gourdomichalis, S. Gourdomichalis and Varouxakis entered into that certain Agreement and Plan of Merger, dated as of March 24, 2005, as amended by Amendment No. 1 dated as of July 19, 2005, and as further amended by Amendment No. 2 dated as of September 30, 2005 (collectively, the "MERGER AGREEMENT");

                  WHEREAS, in accordance with Section 6.13 of the Merger Agreement, V Capital and G Bros transferred and assigned all of their respective shares in FreeSeas to Alastor, Mida's Touch and N.Y. Holdings on April 25, 2005, thus making each of Alastor, Mida's Touch and N.Y. Holdings a FreeSeas Shareholder (as such term is defined in the Merger Agreement);

                  WHEREAS the parties hereto desire to amend the Merger Agreement as set forth herein:

                  NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

                  1. RULES OF CONSTRUCTION; DEFINITIONS. The rules of construction set forth in the Merger Agreement shall be applied to this Amendment. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

                  2. AMENDMENTS TO THE MERGER AGREEMENT. Subject to the terms and conditions of this Amendment:


                  (a) Section 7.1(c) of the Merger Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:



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                           "The Adventure Shares issuable to Trinity's
                           stockholders, the Adventure Exchange Securities and the stock issuable upon exercise thereof shall have been approved for (i) the Stock Exchange Listing or for listing on the OTC Bulletin Board, and (ii) the Exchange Act Listing, subject to any notice of issuance or similar requirement."

                  (b) Section 7.2(h) of the Merger Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

                           "At the Effective Time, (a) Trinity shall have approximately $7,350,000 but not less than $7,000,000 in cash or cash equivalents after giving effect to
                           (i) the payment or accrual on or prior to the Effective Time of all expenses incurred by Trinity, including, but not limited to, the fees and expenses of Trinity's attorneys, accountants and investment bankers (including HCFP/Brenner Securities) LLC, and
                           (ii) any payments to be made to dissenting Trinity Class B stockholders who exercised their redemption rights solely with respect to the Trinity trust fund do not cause Trinity to have less than $7,000,000 in cash and cash equivalents, and (b) no more than two percent (2%) of all of the outstanding shares of Trinity Common Stock and Trinity Class B Common Stock shall have given timely notice of their intention to exercise their statutory appraisal rights in connection with the transactions contemplated by this Agreement";

                  (c) Section 8.1(f) of the Merger Agreement is hereby amended by changing the date contained therein from "November 30, 2005" to "December 31, 2005."

                  3. NO OTHER AMENDMENT. All other terms and conditions of the Merger Agreement shall remain in full force and effect and the Merger Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

                  4. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

                  5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, which taken together, shall constitute a single original document.

                  7. MODIFICATIONS IN WRITING. No provision of this Amendment may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by all of the parties hereto.



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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first above written.

                                      TRINITY PARTNERS ACQUISITION COMPANY, INC.


                                      By: /s/ Lawrence Burstein
                                          --------------------------------------
                                          Name: Lawrence Burstein
                                          Title: President

                                      FREESEAS INC.


                                      By: /s/ George D. Gourdomichalis
                                          --------------------------------------
                                          Name: George D. Gourdomichalis
                                          Title: President

                                      ALASTOR INVESTMENTS S.A.,


                                      By: /s/ George D. Gourdomichalis
                                          --------------------------------------
                                          Name: George D. Gourdomichalis
                                          Title: President

                                      THE MIDA'S TOUCH S.A.


                                      By: /s/ Ion G. Varouxakis
                                          --------------------------------------
                                          Name: Ion G. Varouxakis
                                          Title: President

                                      N.Y HOLDINGS S.A.


                                      By: /s/ Efstathios D. Gourdomichalis
                                          --------------------------------------
                                          Name: Efstathios D. Gourdomichalis
                                          Title: President


                                      /s/ George D. Gourdomichalis
                                      -------------------------------------
                                      George D. Gourdomichalis


                                      /s/ Efstathios D. Gourdomichalis
                                      --------------------------------------
                                      Efstathios D. Gourdomichalis


                                      /s/ Ion G. Varouxakis
                                      --------------------------------------
                                      Ion G. Varouxakis




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